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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 (333-64459) of our report dated February 25, 1999 except as to Note 14 b) which is as of March 16, 1999, relating to the financial statements of Chilesat Telefonia Personal S.A., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICE WATERHOUSE

Santiago, Chile
August 5, 1999